                                                                   Exhibit 10.12

               MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH
                           TECHNOLOGY LICENSE CONTRACT

                     Article 1.00 - Preliminary Provisions.

1.01  DATE. The effective date of this contract is June 1, 1997.

1.02  PARTIES. There are two parties to this contract. They are:

(a)   MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH, a Minnesota charitable corporation, located at 200 First Street SW, Rochester, Minnesota
      55905-0001 (called "MAYO" in this contract), and

(b)   MARCO-HI-TECH J.V. Ltd. (called the "COMPANY" in this contract).

1.03  PURPOSE OF CONTRACT. Certain inventions have been made in connection with
MAYO's research, patient care, and education programs. By assignment of the inventions from the inventors, MAYO owns certain patent-rights. Through an agreement with the University of Pittsburgh, Mayo has certain exclusive rights to license patents assigned to the University of Pittsburgh. MAYO intends to grant licenses to use its and the University of Pittsburgh's patent rights for the development of products, processes, and methods for public use and benefit.
The COMPANY intends to develop marketable products, processes, and methods for public use and benefit within the Territory described in this contract, by using the Licensed Product. Both parties acknowledge that MAYO has carefully selected the COMPANY because of the COMPANY's unique characteristics which make the
COMPANY especially suitable as a licensee of the invention. The COMPANY enters this licensing contract with MAYO for use of the Licensed Product and licensed patent, on an exclusive basis, subject only: (a) to MAYO's right to make, have made, and use the Licensed Product and Licensed Patent on a royalty-free basis within its. and its Affiliates' own programs; and (b) to the rights, if any, of the United States government. The parties believe that the only commerciallypractical way of developing products and processes for public use and benefit using the Licensed Invention is an exclusive licensing arrangement.

                           Article 2.00 - Definitions.

2.01  LICENSED PATENT means U.S. patent numbers 5,547,960; 5,104,880; 5,106,979;
and 4,929,731 and any continuations now exisitng or in process.

2.02  AFFILIATE means a legal entity controlled by, or controlling, another legal entity, or which is an Affiliate of an Affiliate, or an Affiliate of an
Affiliate of an Affiliate. "Control" means direct or indirect beneficial ownership of at least fifty (50) percent of the voting stock of a corporation;
direct or indirect, ownership of at least fifty (50) percent of the income of a legal entity; or possession of at least fifty-(50) percent of the voting rights of the members of a nonprofit or nonstock corporation. MAYO's Affiliates include, but are not limited to: Mayo Foundation; Rochester Methodist Hospital;
Saint Marys Hospital; Mayo Clinic Jacksonville, Florida; St. Luke's Hospital,
Jacksonville, Florida; Mayo Clinic Scottsdale, Arizona; Memorial Hospital-North,
Scottsdale, Arizona; Mayo Regional Practices, P.C., Decorah, Iowa; and Mayo
Regional Practices of Wisconsin, Ltd.

2.03  FIELD OF USE means medicine.

2.04  LICENSE QUARTER begins on the date in Section 1.01 of this contract, and thereafter begins on the first day of each January, April, July, and October during the term of this contract.

2.05  LICENSE YEAR begins on the date in Section 1.01 of this contract, and thereafter begins on the first day of each January during the term of this contract.

                                  -Page 1 of 9-

2.06  MATERIAL BREACH means breaches of this contract which are specified in this contract as being material breaches, and in addition any breach of this contract which the non-breaching party in the exercise of its good-faith discretion determines is so injurious to the relationship between the parties that this contract should be liable to immediate Termination.

2.07  MAYO INFORMATION means all information embodied in the Licensed Product, or expressly marked, labeled, referenced in writing, or otherwise designated by
MAYO as confidential, which is disclosed to the COMPANY by MAYO, relating in any way to MAYO's markets, customers, patents, inventions, products, procedures, designs, plans, organization, employees, or business in general, but not including:

(a)   information which, before disclosure becomes part of the public domain through no action or fault of the COMPANY; or

(b)   information which the COMPANY can show by sufficient proof was in its possession before disclosure by MAYO to the COMPANY and was not acquired, directly or indirectly, from MAYO; or

(c)   information which was received by the COMPANY from a third party having a legal right to transmit such information.

2.08  NET SALES means the value collected or owed for the Licensed Product shipped by the COMPANY, less sales or excise or use taxes shown on the face of the invoice; less credits for defective or returned Licensed Products; and less all regular trade and discount allowances.

2.9   TERMINATION of this contract means the ending, expiration, rescission, or any other discontinuation of this contract for any reason whatsoever.

2.10  TERRITORY means worldwide.

2.11  NATURAL PRODUCT means Huperzine A derived from a natural source such as, but not limited to, Huperzia sellata and/or any analogues of Huperzine A who's production, synthesis, or structure does not infringe on a claim of the Licensed
Patent.

2.12  LICENSED PRODUCT means any product that is covered by a claim of a
Licensed Patent.

                        Article 3.00 - Grant of Rights.

3.01  GRANT. Subject only to the exceptions described in Section 1.03 of this contract, MAYO grants to the COMPANY an exclusive license under the Licensed
Patent to make, have made, use, and sell the Licensed Product in the Territory within the Field of Use, according to the terms of this contract.

3.02  PURCHASE. MAYO may, at its sole option, purchase the Licensed Product and/or Natural Product in any reasonable quantity at 30% lower than the best wholesale price from the COMPANY for use and resale in its own, wholly owned pharmacies.

3.03  CONFIDENTIALITY. The COMPANY acknowledges that all MAYO Information is confidential and proprietary to MAYO. The COMPANY agrees not to use any MAYO
Information during the term of this contract, and for three (3) years after the
Termination of this contract, for any purpose otherr than as permitted or required under this contract. The COMPANY also agrees not to disclose or to provide any MAYO Information to any third party, and to take all reasonable measures to prevent any such disclosure by its employees, agents, contractors, or consultants during the term of this contract, and for three (3) years after its Termination.

                                  -Page 2 of 9-

(a)   At MAYO's request, the COMPANY shall cooperate, to a reasonable level, with MAYO, except financially, in any legal actions taken by MAYO to protect its rights in the Licensed Invention and in the MAYO Information.

(b)   Any Violation of the COMPANY's obligations stated in this Section 3.03 is a Material Breach of this contract.

                   Article 4.00 - Consideration and Royalties.

4.01  CONSIDERATION. Promptly upon execution of this contract, the COMPANY shall pay MAYO an up-front royalty in the amount of eighty-two thousand five hundred dollars ($82,500.00) as consideration for entering into the contract. This initial royalty is nonrefundable and is not an advance against any royalties otherwise due under this contract.

4.02  ROYALTIES. The COMPANY shall pay MAYO a royalty according to the following:

(a)   Five percent (5%) of the Net Sales of any Licensed Product sold by the
      COMPANY in the Territory.

(b)   One percent (1%) of the Net Sales of any Natural Product sold by the
      COMPANY in the Territory during the period between the effective date of this agreement. and May 29, 2007.

The royalties due under this Section 4.02 are payable as described in Section
5.01. Beginning in the year, COMPANY receives FDA approval for a Natural Product or Licensed Product, if the total royalties in any single License Year do not equal or exceed the minimum annual royalty for that License Year as indicated in this Section 4.02, then the COMPANY shall pay MAYO the difference between the amount paid in royalties for that License Year and the minimum annual royalty for that License Year. It is a Material Breach of this contract if such payment is not received by MAYO on or before 1 February following the end of the License
Year to which such payment applies.

      Minimum annual royalty       $300,000.00

4.03  MILESTONE ROYALTIES. The COMPANY will pay MAYO a milestone royalty in the amount set forth below, no later than thirty (30) days after the occurrence of each corresponding event designated below.

      Milestone Event                               Milestone Royalty
      ---------------                               -----------------
      FDA approval of an IND for each natural       $25,000.00
      product or product that infringes on
      patent 4,929,731 or 5,106,979 -and any
      product that is covered by the claims of
      patents 5,547,960; 5,104,880

      Start of Phase III Clinical Trials for        $200,000.00
      each natural product or product that
      infringes on patent 4,929,731 or
      5,106,979 and any product that is
      covered by the claims of patents
      5,547,960; 5,104,880

      Filing of NDA Clinical Trials for each        $300,000.00
      natural product or product that
      infringes on patent 4,929,731 or
      5,106,979 and any product that is
      covered by the claims of patents 5 547
      960; 5 i 0ri H0,

      FDA approval of a NDA for each natural        $2,700,000.00
      product or product that infringes on
      patent 4,929,731 or 5,106,979 and any
      product that is covered by the claims of
      patents 5,547,960; 5,104,880

                                  -Page 3 of 9-

4.04  LICENSED MAINTENANCE ROYALTY. The COMPANY will pay MAYO ten thousand dollars ($10,000.00) on or before December 31 of each year until such time as
COMPANY obtains FDA approval for either a Natural Product or Licensed Product.

4.05  OPTION. COMPANY shall have the option to license any patents that issue as a result of continuations, continuations-in-part, divisional or foreign applications filed based on the Licensed Patent Said option will expire 120 days after COMPANY is notified that patents have issued, unless payment of fifteen thousand dollars ($15,000.00) for each issued patent is not received. Upon receipt of payment, MAYO and COMPANY will amend the definition of Licensed
Patent, (section 2.01 of this agreement) to include the newly issued patent.

4.06  TAXES. The COMPANY is responsible for all taxes (other than net income taxes), duties, import deposits, assessments, and other governmental charges, however designated, which are now or hereafter will be imposed by any authority in or for the Territory, (a) by reason of the performance by MAYO of its obligations under this contract, or the payment of any amounts by the COMPANY to
MAYO under this contract; (b) based on the Licensed Invention or use of the
Licensed Invention; or (c) which relate to the import of the Licensed Invention into the Territory.

4.07  NO DEDUCTIONS. All payments to be made by the COMPANY to MAYO under this contract represent net amounts MAYO is entitled to receive, and shall not be subject to any deductions or offsets for any reason whatsoever. If such payments become subject to taxes, duties, assessments, or fees of any kind levied in the
Territory, such payments from the COMPANY shall be increased to the extent that
MAYO actually receives the net amounts due under this contract.

4.08  U.S. CURRENCY. All payments to MAYO under this contract shall be made by draft drawn on a United States bank, and payable in United States dollars.

                     Article 5.00 - Accounting and Reports.

5.01  PAYMENT. The COMPANY will deliver to MAYO on or before the following dates:
1 February, 1 May, 1 August, and 1 November, a written report stating Net
Sales during the preceding License Quarter on which royalties are to be based, or upon written or verbal request from MAYO, a written report stating the status of development of the Licensed Invention, and of preparations to market the
Licensed Invention if marketing has not yet begun. Each such report shall be accompanied by the royalty payment due for such License Quarter, as provided in
Section 4.02.

5.02  ACCOUNTING. The COMPANY shall keep complete, true, and accurate books of accounts and records for the purpose of showing the derivation of all royalties payable to MAYO under this contract. Such books and records shall be kept at the
COMPANY's principal place of business for at least three (3) years after the end of the License Year to which they pertain, and shall be open at all reasonable times for inspection by a representative of MAYO for verification of royalty statements or compliance. with other aspects of this contract. The MAYO representative shall treat as confidential all relevant matters and shall be a person or firm reasonably acceptable to the COMPANY. MAYO may specify that its representative shall be an independent Certified Public Accountant. If any inspection indicates the royalty payments due MAYO have been undercalculated by the COMPANY by the lesser of either: (a) ten (10) or more percent, or (b) ten thousand dollars ($10,000,00), for any License Year, then the COMPANY shall promptly reimburse MAYO for all costs incurred in connection with the inspection. Failure to reimburse MAYO in such an instance, upon MAYO's demand is a Material Breach of this contract.

                 Article 6.00 - Warranties and Indemnification.

6.01  USE OF NAME AND LOGO. The COMPANY shall not use publicly for publicity, promotion, or otherwise, any logo, name, trade name, service mark, or trademark of MAYO or its Affiliates, including, but not limited to, the terms "Mayo®,"
"Mayo Clinic®," or any simulation, abbreviation, or adaptation of the

                                  -Page 4 of 9-

same, or the name of any MAYO employee or agent, without MAYO's prior, written, express consent. MAYO may withhold such consent in MAYO's absolute discretion.
The licensee shall not register nor attempt to register in any jurisdiction in the world any trademark or servicemark that includes the word "MAYO" in any language or alphabet, or that includes any word or symbol confusingly similar to any of MAYO's marks, nor shall licensee use any such word or mark in commerce anywhere in the world without MAYO's prior, express, written consent. Violation of this Section 6.01 is a Material Breach of this contract, entitling MAYO to appropriate equitable or legal relief.

6.02  MAYO PATENTS. Except as expressly provided in this contract, nothing shall be construed as:

(a)   a warranty or representation by MAYO as to the validity or scope of any patents contained in the Licensed Product;

(b)   an obligation to bring or to prosecute actions against third parties for infringement of patent; or

(c)   conferring by implication, estoppel, or otherwise any patents of MAYO.

6.03  NO WARRANTIES. MAYO HAS NOT MADE AND PRESENTLY MAKES NO PROMISES,
GUARANTEES, REPRESENTATIONS OR WARRANTIES OF ANY NATURE, DIRECTLY OR INDIRECTLY,
EXPRESS OR IMPLIED, REGARDING THE MERCHANTABILITY, FITNESS FOR A PARTICULAR
PURPOSE, SUITABILITY, DURABILITY, CONDITION, QUALITY, OR ANY OTHER
CHARACTERISTIC OF THE LICENSED PRODUCT. THE COMPANY TAKES THE LICENSED PRODUCT
"AS IS," "WITH ALL FAULTS," AND "WITH ALL DEFECTS," AND EXPRESSLY WAIVES ALL
RIGHTS TO MAKE ANY CLAIM WHATSOEVER AGAINST MAYO FOR MISREPRESENTATION
OR FOR BREACH OF PROMISE, GUARANTEE, OR WARRANTY OF ANY KIND RELATING TO THE
LICENSED PRODUCT.

6.04  INDEMNIFICATION. The COMPANY shall defend, indemnify, and hold harmless
MAYO and MAYO's Affiliates from all liability, demands, damages, expenses, losses, fees (including attorneys' fees) and settlements, for death, personal injury, illness, or property damage arising out of:

(a)   use by the COMPANY of inventions or information furnished under this contract; and

(b)   use, sale, or other disposition of Licensed Product by the COMPANY or its transferees.

As used in Sections 6.04 (a) and (b), and 6.05, MAYO and its Affiliates include the trustees, officers, agents, and employees of MAYO and its Affiliates, and the COMPANY includes not only its Affiliates' as defined in this contract, but also any of its contractors and subcontractors. The COMPANY shall, during the term of this contract, carry occurrence-based liability insurance with policy limits of at least five million dollars ($5,000,000.00). In addition, such policy shall name MAYO as an additional-named insured.

6.05  WAIVER OF SUBROGATION. The COMPANY expressly waives any right of subrogation that it may have against MAYO resulting from any claim, demand, liability, judgment, settlement, costs, fees (including attorneys' fees), and expenses for which the COMPANY has agreed to indemnify MAYO and its Affiliates or hold MAYO and its Affiliates harmless under Section 6.04 of this contract.

6.06  ADDITIONAL WAIVERS. THE COMPANY AGREES THAT MAYO SHALL NOT BE LIABLE FOR
ANY LOSS OR DAMAGE CAUSED BY DELAY IN FURNISHING PRODUCTS OR SERVICES, OR A-NY
OTHER PERFORMANCE UNDER THIS CONTRACT, UNLESS RESULTING FROM MAYO'S NEGLIGENCE
OR WILFUL AND WANTON MISCONDUCT. IN NO EVENT SHALL MAYO'S LIABILITY OF ANY KIND
INCLUDE ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL LOSSES OR DAMAGES,
EVEN IF MAYO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO CASE
SHALL MAYO'S LIABILITY FOR DAMAGES OF ANY TYPE EXCEED THE TOTAL ROYALTIES WHICH
HAVE ACTUALLY BEEN PAID TO MAYO BY THE COMPANY AS OF THE DATE OF FILING OF THE
ACTION AGAINST MAYO WHICH RESULTS IN THE SETTLEMENT OR AWARD OF DAMAGES.

                                  -Page 5 of 9-

                      Article 7.00 - Term and Termination.

7.01  TERM. The term of this contract is for the life of the last of any patents that may issue for the Licensed Product.

7.02  TERMINATION. If the COMPANY defaults in the payment of any royalty, fees, payment, or in the making of any report; or makes a false report; or commits another Material Breach of this contract, MAYO may, at its sole option, terminate this contract ten (10) days after written notice to the COMPANY unless the COMPANY has cured the Material Breach to Mayo's satisfaction. Termination being effective upon mailing or personal delivery of such notice.

7.03  CHALLENGE BY OR INSOLVENCY OF COMPANY. MAYO may terminate this contract immediately upon written notice to the COMPANY if the COMPANY ceases conducting business in the normal course, becomes insolvent or bankrupt, makes a general assignment for the benefit of creditors, admits in writing its inability to pay its debts as they are due, permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any proceeding under any statute of any governing authority relating to insolvency or the protection of rights of creditors.

7.04  INFRINGEMENT OF THIRD PARTY RIGHTS. If the COMPANY discontinues manufacturing or marketing the Licensed Invention because of proof of infringement of the rights of a third party, then this contract may be terminated upon written notice from the COMPANY, accompanied by written proof of the infringement claims, said proof shall be written opinions of infringement by two patent attorneys, one of which shall be chosen by COMPANY, the other by
MAYO.

7.05  SURVIVAL. The following obligations survive the Termination of this contract:

(a)   the COMPANY's obligation to supply reports covering the time period up to the date of Termination;

(b)   MAYO's right to receive payments, fees, and royalties (including minimum royalties) accrued or accruable for payment at the time of any
      Termination;

(c)   the COMPANY's obligation to maintain records, and MAYO's right to have those records inspected;

(d)   any cause of action or claim of MAYO, accrued or to accrue, because of any action or omission by the COMPANY;

(e)   the COMPANY's obligations stated in Sections 3.03 and 6.04 of this contract; and

(f)   the COMPANY's obligation to return all materials given to it by MAYO.

                          Article 8.00 - Best Efforts.

8.01  REPRESENTATIONS OF THE COMPANY. The COMPANY has represented to MAYO, to induce MAYO to enter into this contract, that the COMPANY is experienced in the development, production, quality control, service, manufacture, marketing, and sales of products similar to the Licensed Product, and that it will commit itself to a thorough, vigorous, and diligent program of marketing and developing the Licensed Product. The Company, at a minimum, shall meet the schedule set forth in Attachement A.

(a) If at any time during the term of this contract, MAYO, in the exercise of its sole discretion concludes for any reason that the COMPANY is not exercising, or is presently unable to exercise, its best efforts in the development, production, quality control, service, manufacture, marketing, or sales of the
Licensed Product, then MAYO may terminate this contract 45 days after written notice to the COMPANY, unless COMPANY reasonably, in MAYO's opinion, has convinced MAYO that it is capable of continuing the development, production, quality control, service, manufacture, marketing, or sales of Licensed Product.

                                  -Page 6 of 9-

                             Article 9.00 - Patents.

9.01  PATENT NUMBERS. The COMPANY shall mark all Licensed Product units sold in the United States with any applicable United States patent numbers, and all
Licensed Product units sold in countries other than the United States with any applicable patent numbers of the country of sale. All Licensed Product units shipped to or sold in other countries in the Territory shall be marked in such a manner as to conform with the patent laws and other laws of the country of manufacture or sale.

9.02  INFRINGEMENT BY THIRD PARTY. The COMPANY shall promptly inform MAYO of any suspected infringement of any licensed patent rights by a third party, and MAYO and the COMPANY shall have the right to institute an action for infringement of the licensed patent rights against such third party consistent with the following:

(a)   If MAYO and the COMPANY agree to institute suit jointly, then the suit shall be brought in the names of both parties. The costs of litigation, including attorneys' fees, shall be borne equally, and recoveries, if any, whether by judgment, award, decree, arbitration, or settlement, shall be shared equally. The COMPANY shall exercise control over such action, provided, however, that MAYO may, if it so desires, be represented by counsel of its own selection, and at its own expense.

(b)   In the absence of an agreement to institute a suit jointly, MAYO may institute suit and, at its option, join the COMPANY as a plaintiff. MAYO shall bear the entire cost of such litigation, including attorneys' fees, and shall be entitled to retain the entire amount of any recovery by way of judgment, award, decree, arbitration, or settlement. The COMPANY shall cooperate reasonably with MAYO, except financially, in such litigation.

(c)   In the absence of an agreement to institute a suit jointly, and if MAYO determines not to institute a suit, as provided in paragraph (b) of this
      Section 9.02, then the COMPANY may institute suit and, at its option, join
      MAYO as a plaintiff. The COMPANY shall bear the entire cost of such litigation, including attorneys' fees, and shall be entitled to retain the entire amount of any recovery by way of judgment, award, decree, arbitration, or settlement. MAYO shall cooperate reasonably with the
      COMPANY, except financially, in such litigation.

(d)   If either party institutes a suit under this Section and then decides to abandon the suit, it shall first provide timely written notice to the other party of its intention to abandon the suit, and the other party, if it wishes, may continue prosecution of such suit, provided, however, that the sharing of expenses and of any recovery in such suit shall be agreed-upon separately by the parties.

9.03  PATENTS. MAYO shall pursue patent coverage and maintain patents for the Licensed Product, and COMPANY agrees to reimburse MAYO for all related costs, expenses, and fees., Any patents resulting from the Licensed Product or based upon the Licensed Product shall be applied-for on behalf of MAYO, and all rights shall be assigned to MAYO.

9.04  INVALID PATENTS. In the event any Licensed Patent is found to be invalid by the United States Patent Office or an appropriate court of law then COMPANY shall not be required to pay royalties on Licensed Products once covered by the claims of a Licensed Patent.

                       Article 10.00 - General Provisions.

10.01  ASSIGNMENT AND SUBCONTRACT. The COMPANY is strictly prohibited from assigning or subcontracting (other than for product development or product distribution) any of its obligations or rights under this contract without
MAYO's prior, express, written consent, which consent may be withheld in MAYO's sole discretion. Any other attempted assignment or subcontract is void. This contract is personal to the COMPANY.

                                  -Page 7 of 9-

10.02 WAIVER. No part of this contract may be waived except by the further written agreement of the parties. Forbearance in any form from demanding the performance of a duty owed under this contract is not a waiver of that duty.
Until complete performance of a duty owed under this contract is accomplished, the party to which that duty is owed may invoke any remedy under this contract or under law, despite its past forbearance in demanding performance of that duty.

10.03 GOVERNING LAW AND JURISDICTION. This contract is made and performed in
Minnesota. It is governed by Minnesota law, but specifically not including
Article 2 of the Uniform Commercial Code as enacted in Minnesota. This is nova contract for the sale of goods. In addition, no Minnesota conflictsof-law or choice-of-laws provisions apply to this contract. To the extent the substantive and procedural law of the United States would apply to this contract, it supersedes the application of Minnesota law. The exclusive fora for actions between the parties in connection with this contract are the State District
Court sitting in Olmsted County, Minnesota, or the United States Court for the
District of Minnesota.

10.04 HEADINGS. The headings of articles and sections used in this document are for convenience of reference only, and are not a part of this contract.

10.05 NOTICES. Any notice required to be given under this contract is properly provided if in writing and either personally delivered, or sent by express or certified mail, postage prepaid, to the parties at the following addresses, unless other addresses are provided consistent with this Section
10.5:

Mayo Foundation for Medical Education and Research
200 First Street SW
Rochester, Minnesota 55905-0001
Attn: Office of Technology Transfer, Mayo Medical Ventures

COMPANY:   Marco Hi-Tech J.V. Ltd.
           Empire State Building
           350 Fifth Avenue, Suite 4301
           New York, NY 10118

Unless otherwise expressly specified in this contract, notices sent by mail are considered effective upon the earlier of: the fifth (5th) day after dispatch (or the tenth (10th) day after dispatch if dispatched by air mail other than in the
United States) or the day of actual receipt. Notices personally delivered are considered effective upon the date of delivery. It is the responsibility of the party giving notice to obtain a receipt for delivery of the notice, if that party considers such a receipt advisable.

10.06 LIMITATION OF RIGHTS CREATED. This contract is intended only to benefit the two parties to it. They have no intention to create any interests for any other party. Specifically, no interests are intended to be created for any customer, patient, research subjects, or other persons (or their relatives, heirs, dependents, or personal representatives) by or upon whom the Licensed
Invention may be used.

10.07 INDEPENDENT CONTRACTORS. In the performance of their respective duties under this contract, the parties are independent contractors of each other. Neither is the agent, employee, or servant of the other. Each is responsible only for its own conduct.

10.08 ENTIRE CONTRACT. This document states the entire contract between the parties. about its subject matter. All past and contemporaneous discussions, agreements, proposals, promises', warranties, representations, guarantees, correspondence, and understandings, whether oral or written, formal or informal, are entirely superseded by this contract.

                                  -Page 8 of 9-

10.09 UNENFORCEABLE PROVISION. The unenforceability of any part of this contract will not affect any other part. This contract will be construed as if the unenforceable parts had been omitted.

10.10 CHANGES TO CONTRACT. No part of this contract, including this
Section 10.10, may be changed except in writing, through another document signed by both parties.

10.11 CONSTRUCTION. Both parties agree to all of the terms of this contract. Both parties execute this contract only after reviewing it thoroughly.
That one party or the other may have drafted all or a part of this contract will not cause this contract to be read more strictly against the drafting party.
This contract, and any changes to it, will be interpreted on the basis that both parties contributed equally to the drafting of each of its parts.

10.12 NONDISCLOSURE. Neither party shall disclose any of the terms of this contract without the express, prior, written consent of the other party, or unless required by law,

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH:

Signed:         /s/ Rick F. Colvin
       ---------------------------------------------
Printed Name:   Rick F. Colvin
             ---------------------------------------
Title:          Assistant Treasurer
      ----------------------------------------------
Date:           May 27, 1997
      ----------------------------------------------

COMPANY:

Signed:
       ---------------------------------------------
Printed Name:
              --------------------------------------
Title:
       ---------------------------------------------
Date:
     -----------------------------------------------

                                  -Page 9 of 9-

                                 AMENDMENT NO. 2
                       TO THE TECHNOLOGY LICENSE CONTRACT
                                     BETWEEN
               MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH
                                       AND
                             MARCO HI-TECH J.V. LTD

      Effective as of September 26, 2001, the Technology License Contract dated
June 1, 1997 between Mayo Foundation for Medical Education and Research (MAYO)
and Marco Hi-Tech J. V. Ltd. "COMPANY"), as amended by Amendment No. 1 effective
October 1, 1998, (the "Contract") is hereby amended and the parties agree as follows:

1. Article 4.02 (b) is amended to indicate that the 1 % royalty on Net Sales of any Natural Product shall be due and payable by Company to MAYO from the effective date of the Contract until the termination or expiration of the
Contract

2.LICENSEE hereby assigns all rights, title and interest in and to U.S. Patent
Application No 09/551, 520 entitled "TRANSDERMAL HUPERZINE COMPOSITIONS AND
METHOD FOR THE TREATMENT OF ALZHEIMER'S DISEASE AND OTHER DISORDERS" to MAYO.
Further, COMPANY agrees to cooperate with MAYO in signing and executing such documents as may reasonably be necessary to accomplish said assignment In the event said patent application issues and the Contract between Mayo and COMPANY is terminated prior to the end of the term of the issued patent, MAYO agrees that COMPANY shall have an option to obtain a royalty free, nonexclusive license to continue to practice and use said patent.

3.Article 2.01 is deleted, in its entirety, and replaced with the following:
"LICENSED PATENT (S) means U. S. patent numbers 5,547,960; 5,104,880; 5,106,979;
4,929,731; 5,663,344; and pending U.S. patent application 09/551,520."

4.Article 2.03 is deleted, in its entirety, and replaced with the following:
"FIELD OF USE means the medical applications and use of Huperzine A."

5.Article 4.05 is hereby amended to indicate that the Company's Option described therein shall be to license any subsequent patents, which may issue from the
LICENSED PATENT (S) within the FIELD OF USE (as amended above).

6. Subject to COMPANY's exclusive right to develop and commercialize the
LICENSED PATENT (S) within the FI N,LD OF USE under this Contract, COMPANY understands and agrees that: a) MAYO may enter into subsequent licensing and/or commercial development agreements with one or more third parties for the rights to U.S. patent numbers 5,547,960 ("C-10 ANALOGS OF HUPERZINE A"); 5,104,880
("HUPERZINE" A ANALOGS AS SCETYLCHOLINESTERASE INHIBITORS"), and/or for rights to the LICENSED PATENT(S) that are outside the scope of the FIELD OF USE (as amended above), including, but not limited to, licensing rights for the development and commercialization of Huperzine A Analogs, C-10 Analogs of

                                                                               1

Huperzine A, and other compounds thereof, and b) in connection therewith, MAYO may represent and disclose the existence of an exclusive license contract for the FIELD OF USE. The amount of the annual maintenance fee royalty due and payable under Article 4.04 of the contract is hereby reduced from $10,000 to
$5,000.

7.MAYO agrees to pay to COMPANY a percentage of any Net Royalties received by
MAYO from a third party that are the result of the commercial sale of any
Huperzine A Analog, C-10 Analog product or product of any compound thereof as follows: the percentage payable by MAYO to COMPANY shall be 25% of any Net
Royalties received that are the result of the commercial product sales over
$500,000.

8.The title of ATTACHMENT A is amended to indicate that it is the "SCHEDULE OF
EVENTS AND DEVELOPMENT TIMELINE FOR HUPERZINE A".

9.The timeline contained in ATTACHMENT A is amended to indicate the date for filing of an IND application with the FDA to be on or before February 28, 2002.

10. The timeline contained in ATTACHMENT A is amended to indicate the date for beginning clinical trials-Phase I to be or before December 30, 2002 and the date for beginning clinical trials-Phase TT and TTY +n be nn nr before December JV,
LVVV.

11.Article 8.01 (a) is amended to include the following additional paragraph:
"In the event COMPANY fails to file an IND application with the FDA on or before
February 28, 2002, this Contract shall automatically terminate without further notice to COMPANY by MAYO; provided, however, that COMPANY may, before the IND filing deadline, make payment to MAYO of an extension fee of $25,000 to extend the IND fling date one additional three (3) month period. ,Thereafter, this
Contract shall automatically terminate without further notice to COMPANY by MAYO if the COMPANY fails to file an IND filing with the FDA prior to the end of the three (3) month extension period. COMPANY may obtain additional three (3) month extensions of the IND filing deadline upon advance payment to MAYO of a $25,000 extension fee for each additional three (3) month extension period."

12-Article 3.01 is amended to indicated that the rights granted therein are granted to COMPANY and COMPANY AFFILIATES (subject to the definition of
AFFILIATES contained in Article 2.02).

13.The last sentence of the first paragraph of Article 8.01 is amended to read as follows: "The COMPANY and/or COMPANY AFFILIATES, at a minimum, shall meet the schedule set forth in Attachment A (as amended by this Amendment No. 2)."
14.Article 8.01(a) is amended to indicate that the "best efforts" requirement therein may be satisfied by COMPANY and/or COMPANY AFFILIATES.

Terms of this Amendment No. 2 supersede any conflicting or inconsistent terms in the Contract. All other provisions of the Contract remain in full force and effect.

                                                                               2

[Signature page for AMENDMENT NO. 2 TO THE TECHNOLOGY LICENSE CONTRACT BETWEEN
MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH AND MARCO HI-TECH J.V. LTD ]

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

         /s/ Rick F. Colvin
---------------------------------------------
Signature
        Rick F. Colvin
---------------------------------------
Name
        Assistant Treasurer
----------------------------------------------
Title:
        9/26/01
----------------------------------------------
Date:

      MARCO HI-TECH J. V.LTD.

         /s/ Alan Kestenbaum
---------------------------------------------
Signature
        Alan Kestenbaum
---------------------------------------
Name
        Vice President
----------------------------------------------
Title:
        10/1701
----------------------------------------------
Date:

      3